As filed with the Securities and Exchange Commission on November 12, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MINERALYS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-1966887
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

150 N. Radnor Chester Road, Suite F200 Radnor, PA 19087 888-378-6240
(Address of Principal Executive Offices)

MINERALYS THERAPEUTICS, INC. 2023 INCENTIVE AWARD PLAN
MINERALYS THERAPEUTICS, INC. 2023 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plans)

Jon Congleton
Chief Executive Officer
Mineralys Therapeutics, Inc.
150 N. Radnor Chester Road, Suite F200
Radnor, PA 19087
(888) 378-6240
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Jonathan R. Zimmerman
Griffin D. Foster
Faegre Drinker Biddle & Reath LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402
Telephone: (612) 766-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
Proposed sales to take place as soon after the effective date of the registration statement as awards granted under the above-named plans are granted, exercised and/or distributed.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
This registration statement is being filed with the Securities and Exchange Commission (the “SEC”) for the purpose of registering an additional 2,056,695 shares of common stock, par value $0.0001 per share (“Common Stock”), of Mineralys Therapeutics, Inc. (the “Registrant”), issuable under the following employee benefit plans for which a registration statement on Form S-8 (File No. 333-269698) (the “Prior Registration Statement”) is effective: (i) the 2023 Incentive Award Plan (the “2023 Plan”) which, as a result of an automatic annual increase provision therein, added 1,645,356 shares of Common Stock, and (ii) the 2023 Employee Stock Purchase Plan (the “ESPP”), which, as a result of the operation of an automatic annual increase provision therein, added 411,339 shares of Common Stock.
Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement, previously filed with respect to the 2023 Plan and the ESPP, are incorporated into this registration statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
In this registration statement, Mineralys Therapeutics, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”
Item 3. Incorporation of Documents by Reference.
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:
(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 21, 2024;
(b)The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from its definitive proxy statement on Schedule 14A filed with the SEC on April 9, 2024;
(c)The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, filed with the SEC on May 9, 2024 and August 13, 2024, and November 12, 2024, respectively;
(d)The Registrant’s Current Reports on Form 8-K, filed with the SEC on January 4, 2024, February 8, 2024, March 21, 2024, April 4, 2024, May 22, 2024, May 31, 2024, June 10, 2024, June 14, 2024, September 25, 2024, and October 30, 2024; and
(e)The description of the Common Stock set forth in the Registrant’s registration statement on Form 8-A12B (Registration No. 001-41614), filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 6, 2023, as updated by the description of the Common Stock contained in Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendments or reports filed for the purpose of updating such description.
In addition, all documents, reports and definitive proxy or information statements filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Under no circumstances shall any information furnished under Items 2.02 or 7.01 of Form 8-K and exhibits furnished on such form that relate to such items be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 102 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to eliminate the personal liability of directors or officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his or her duty of loyalty, failed to act in good faith or engaged in intentional misconduct or knowingly violated a law, where a director authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL, where a director or officer obtained an improper personal benefit or, with respect to an officer, where any action is by or in the right of the corporation. Our certificate of incorporation provides that no director or officer of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors or officers for breaches of fiduciary duty.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Our amended and restated certificate of incorporation provides that we have the power to indemnify and advance expenses to our current and former officers, directors, employees and agents and to any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws provide that we will indemnify each person who was or is a party or threatened to be made a party to any action, suit or proceeding (a “Proceeding”) by reason of the fact that he or she is or was a director or officer, or is or was serving at our request, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with such Proceeding. We also have the power to indemnify any employee or agent who was or is a party or threatened to be made a party to any Proceeding by reason of the fact that he or she is or was an employee or agent, or is or was serving at our request, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity. Expenses may be advanced to any covered person upon receipt of an undertaking to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified.
We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.
We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation	8-K	001-41614	3.1	February 14, 2023
3.2	Amended and Restated Bylaws	8-K	001-41614	3.2	February 14, 2023
4.1	Specimen stock certificate evidencing the shares of Common Stock	S-1/A	333-269282	4.1	February 2, 2023
5.1	Opinion of Faegre Drinker Biddle & Reath LLP					X
10.1	Mineralys Therapeutics, Inc. 2023 Incentive Award Plan and form of stock option agreement and restricted stock unit agreement thereunder	S-1/A	333-269282	10.2	February 2, 2023
10.2	Mineralys Therapeutics, Inc. 2023 Employee Stock Purchase Plan	S-1/A	333-269282	10.3	February 2, 2023
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1)					X
24.1	Power of Attorney (see signature page)					X
107	Filing Fee Table					X
Item 9. Undertakings.
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on November 12, 2024.

MINERALYS THERAPEUTICS, INC.

By:	/s/ Jon Congleton
Jon Congleton
Chief Executive Officer
SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of Mineralys Therapeutics, Inc., hereby severally constitute and appoint Jon Congleton and Adam Levy, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Jon Congleton	Chief Executive Officer (principal executive officer)	November 12, 2024
Jon Congleton

/s/ Adam Levy	Chief Financial Officer (principal financial and accounting officer)	November 12, 2024
Adam Levy

/s/ Brian Taylor Slingsby, M.D., Ph.D., M.P.H.	Executive Chairman	November 12, 2024
Brian Taylor Slingsby, M.D., Ph.D., M.P.H.

/s/ Srinivas Akkaraju, M.D., Ph.D.	Director	November 12, 2024
Srinivas Akkaraju, M.D., Ph.D.

/s/ Derek DiRocco, Ph.D.	Director	November 12, 2024
Derek DiRocco, Ph.D.

/s/ Alexander M. Gold, M.D.	Director	November 12, 2024
Alexander M. Gold, M.D.

/s/ Daphne Karydas	Director	November 12, 2024
Daphne Karydas

/s/ Glenn Sblendorio	Director	November 12, 2024
Glenn Sblendorio